Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in the Registration Statements of BitNile Holdings, Inc. on Forms S-8 (File No. 333-233681, File No. 333-259087) and Forms S-3 (File No. 333-250980, File No. 333-260618 and File No. 333-262350) of our report dated April 14, 2022, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD which are not included in this Annual Report on Form 10-K of BitNile Holdings, Inc.

/s/ Ziv Haft.
Ziv Haft.
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel

April 14, 2022